Exhibit 10.17


                                  AMENDMENT TO
                COMPENSATION AND DEFERRED COMPENSATION AGREEMENT
                                     BETWEEN
                    COMCAST CORPORATION AND RALPH J. ROBERTS
                    ----------------------------------------


         This Amendment is made as of this 18th day of November, 2002, by and between Comcast Corporation, a Pennsylvania corporation (the "Company"), and Ralph J. Roberts ("Roberts").

                                    RECITALS
                                    --------

     WHEREAS, Roberts and the Company entered into an amended and restated Compensation and Deferred Compensation Agreement effective August 31, 1998 (the "Agreement"); and

     WHEREAS, Roberts and the Company amended the Agreement by Amendment dated as of August 19, 1999, Amendment dated as of June 5, 2001, and Amendment dated January 24, 2002 (the Agreement as thus amended being referred to herein as the "Amended Agreement"); and

     WHEREAS, the Company desires to further modify the provisions of the Amended Agreement concerning the term of the Amended Agreement, the establishment of a trust as provided therein and other matters; and

     WHEREAS, Roberts is agreeable to accepting the Company's proposed modifications to the Amended Agreement;

     NOW THEREFORE, in consideration of the foregoing and of the provisions set forth herein, the parties agree as follows:

     1. Section 1.1 of the Amended Agreement is modified by replacing the phrase "December 31, 2002" therein with the phrase "December 31, 2007".

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     2. Effective as of November 18, 2002, Roberts' Base Compensation is
increased to $1,600,000 per annum. Notwithstanding the provisions of the second sentence of Section 3.1 of the Amended Agreement (which is hereby deleted): (a) the Base Compensation shall not be subject to increase on January 1, 2003; and
(b) the Base Compensation shall be subject to increase effective January 1, 2004 (and for each calendar year following 2004) in the discretion of the Subcommittee.

     3. The parties acknowledge that the occurrence of the merger (the "Merger") between the Company and a subsidiary of AT&T Comcast Corporation ("AT&T Comcast") (which, effective immediately following the consummation of the Merger, is changing its name to "Comcast Corporation"), as contemplated by the Agreement and Plan of Merger, dated as of December 19, 2001 (as amended from time to time, the "Merger Agreement"), among the Company, AT&T Comcast, AT&T Corp., and certain other related parties, will result in a Change of Control as defined in the Amended Agreement. Pursuant to Section 3.10 of the Amended Agreement, the Company is required, prior to the occurrence of a Change of Control, to establish the Trust (as defined in the Amended Agreement), and is further required, upon and after the occurrence of a Change of Control, to contribute certain assets to the Trust. Roberts hereby waives the requirements that the Company so form and contribute assets to the Trust as a result of the Merger; provided that (a) Roberts may at any time, by notice to the Company, require the Company to form and contribute assets to the Trust and (b) if Roberts gives such notice, the Company, as promptly as practicable (and in any event within 30 days) thereafter, shall (i) form the Trust in accordance with
Section 3.10 of the Amended Agreement, (ii) contribute to the Trust the funds and other assets which the Company would be required to

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

contribute pursuant to the Amended Agreement if a Change of Control occurred on the date of such notice, and (iii) thereafter contribute such additional assets as may be required by the Amended Agreement as if the waiver made hereby had not been made.

     4. Section 12.3 of the Amended Agreement is amended by adding the following at the end thereof:

     In any case where this Agreement provides for a determination to be made or instruction to be given by Roberts, such determination or instruction made or given after his death shall be made or given by the foregoing persons as their interests may appear; provided that, if it is impractical to give effect to separate determinations or instructions, the determination or instruction given by such of the foregoing as shall then have the greatest interest, as determined by the Company in its reasonable discretion, shall control.

     5. As contemplated by Section 9.14 of the Merger Agreement, and pursuant to
Section 12.1 of the Amended Agreement, upon consummation of the Merger, AT&T Comcast, as the successor to the Company, will be bound by the Amended Agreement, as further amended hereby (together, the "Further Amended Agreement"), and will perform the Further Amended Agreement, in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. To give effect thereto, and as further contemplated by Section 9.14 of the Merger Agreement, upon and following consummation of the Merger:

          (a) When used in the Further Amended Agreement to refer to a period or action to be taken or other event occurring after consummation of the Merger,


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               (i) the term "Company" shall be deemed to refer to AT&T Comcast
          (which shall include, for all purposes of this Section 3, its successors as provided in Section 12.1 of the Further Amended Agreement);

               (ii) the terms "Board" and "Committee" shall be deemed to refer, respectively, to the Board of Directors of AT&T Comcast and the Compensation Committee of such Board;

               (iii) the term "Subcommittee" shall be deemed to refer to the Subcommittee on Performance-Based Compensation of the Compensation Committee, if such Subcommittee exists, or, if such Subcommittee does not exist, such other subcommittee of the Compensation Committee as shall perform the functions heretofore performed by the Subcommittee on Performance-Based Compensation of the Company's Compensation Committee, or, if there is no such other subcommittee, the full Compensation Committee; and

               (iv) by signing this Amendment where indicated below, AT&T Comcast hereby assumes the Company's obligations to Roberts under the Further Amended Agreement, 1993 Agreement, the Cash Bonus Plan, the 1992 Split-Dollar Plan, the 1992 and 1994 Split-Dollar Plans, the 1996 Split-Dollar Agreement, the 1997/1998 Split-Dollar Agreement, the 1996 Deferred Compensation Plan, the SERP and the Pre-Existing Agreements (as each is defined in the Amended Agreement), and the terms "1993 Agreement," "Cash Bonus Plan," "1992 Split-Dollar Plan," "1992 and 1994 Split-Dollar Plans," "1996 Split-Dollar Agreement," "1997/1998 Split-Dollar Agreement," "1996

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          Deferred Compensation Plan," "SERP," and "Pre-Existing Agreements"
          shall be deemed to refer to such agreements or plans as so assumed by AT&T Comcast.

          (b) The phrase "Comcast Corporation" in Section 12.2 of the Further Amended Agreement is replaced with the phrase "AT&T Comcast Corporation (which, effective immediately following the consummation of the merger between Comcast Corporation and a subsidiary of AT&T Comcast Corporation, is changing its name to "Comcast Corporation")".

     6. Effective upon consummation of the Merger, Section 2.1 of the Further Amended Agreement is amended by (a) replacing the phrase "Chairman of the Board" therein with the phrase "Chairman of the Executive and Finance Committee of the Board" and (b) deleting the phrase "Section 4-6 of".

     7. Except as amended hereby, the Amended Agreement remains in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                           Comcast Corporation

                                           By:
                                                --------------------------------



                                           -------------------------------------
                                           Ralph J. Roberts

                                           Agreed to and acknowledged by:

                                           AT&T Comcast Corporation

                                           By:
                                                --------------------------------




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